                                        EX-21.1



Name                                      Jurisdiction of Organization
----                                      ----------------------------

Retek Information Systems                 Delaware
WebTrak Limited                           United Kingdom
Retek Information Systems, Limited        United Kingdom
Retek Information Systems, Inc.           Canada
Retek Information System                  France
Retek Information Systems Pty Ltd         Australia
Retek Information Systems GmbH            Germany
